Exhibit 10.28

REFINANCING AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of January 20, 2021 (this “Amendment”), is made and entered into by and among Sotera Health Company, a Delaware corporation (“Holdings”), Sotera Health Holdings, LLC, a Delaware limited liability company (the “Borrower”), each of the entities listed under the caption “Refinancing Lenders” on the signature pages hereto (each, a “Refinancing Lender” and, collectively the “Refinancing Lenders”), each of the Revolving Lenders party to the Credit Agreement, as listed under the caption “Revolving Lenders” on the signature pages hereto, and Jefferies Finance LLC (“Jefferies Finance”), as First Lien Administrative Agent (solely in such capacity, the “First Lien Administrative Agent”) and as First Lien Collateral Agent (solely in such capacity, the “First Lien Collateral Agent”).

RECITALS:

WHEREAS, reference is made to the First Lien Credit Agreement dated as of December 13, 2019 (as amended by the Incremental Facility Amendment to First Lien Credit Agreement, dated as of December 17, 2020, and as otherwise amended, supplemented or otherwise modified and as in effect immediately prior to the Refinancing Closing Date (as defined below), the “Credit Agreement”), by and among Holdings, the Borrower, the lenders from time to time party thereto and the First Lien Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.21 of the Credit Agreement, the Borrower has requested that (a) the Refinancing Lenders make term loans in an aggregate principal amount of $1,763,100,000 for the purposes of refinancing all of the outstanding Term Loans under the Credit Agreement (the “Refinancing”), and the Refinancing Lenders are willing to provide such term loans on the terms and conditions set forth in this Amendment and (b) the Credit Agreement be amended in the manner provided herein (the transactions described in this paragraph, collectively, the “Transactions”);

WHEREAS, the Refinancing Lenders are willing to provide the Refinancing Loans (as defined below) to the Borrower on the Refinancing Closing Date (as defined below) and the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, in connection with the making of the Refinancing Loans on the Refinancing Closing Date, it is expected that the Refinancing Arranger (as defined below) will fund the making of the Refinancing Loans (as defined below) in cash; and

WHEREAS, in connection with this Amendment, the Borrower and the Lenders party hereto (together constituting the Required Lenders) are willing to acknowledge the resignation by Jefferies Finance as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender and appoint JPMorgan Chase Bank, N.A. (“JPMorgan”) to act as the Successor Agent (as defined below) under the First Lien Loan Documents, in each case, effective as of the Successor Agent Appointment Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each Refinancing Lender hereby commits, severally and not jointly, to provide term loans (the “Refinancing Loans”) to the Borrower on the Refinancing Closing Date in an aggregate principal amount equal to the amount set forth opposite such Refinancing Lender’s name on Schedule I attached hereto, on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth below. The Refinancing Loans are “Other First Lien Term Loans” as contemplated by Section 2.21 of the Credit Agreement and shall be deemed to be “Term Loans” as defined in the Credit Agreement (as amended hereby) for all purposes of the Credit Agreement and the other First Lien Loan Documents. To the extent not previously paid, all Refinancing Loans shall be due and payable on the Term Maturity Date.

2.    Each Refinancing Lender (i) confirms that a copy of the Credit Agreement and the other applicable First Lien Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a Refinancing Loan, have been made available to such Refinancing Lender; (ii) agrees that it will, independently and without reliance upon the First Lien Administrative Agent, J.P. Morgan Securities LLC in its capacity as the lead arranger and bookrunner with respect to this Amendment (the “Refinancing Arranger”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable First Lien Loan Documents, including this Amendment; (iii) appoints and authorizes the First Lien Administrative Agent and the First Lien Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other First Lien Loan Documents as are delegated to the First Lien Administrative Agent and the First Lien Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Refinancing Closing Date such Refinancing Lender shall be a “Lender” and an “Additional Term Lender” under, and for all purposes of, the Credit Agreement and the other First Lien Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Term Lender thereunder.

3.    Each Refinancing Lender hereby agrees to make its respective Refinancing Loans on the following terms and conditions. Each Refinancing Lender and Revolving Lender approves the amendments set for in this Amendment:

(a)    [intentionally omitted]

(b)    Borrowing; Applicable Rate. The Refinancing Loans shall be made as a single Borrowing on the Refinancing Closing Date. The “Applicable Rate” as defined in the Credit Agreement with respect to the Refinancing Loans shall be a percentage per annum equal to (i) 1.75% in the case of ABR Loans and (ii) 2.75% in the case of Eurodollar Loans. Unless previously terminated, the commitments of the Refinancing Lenders pursuant to Section 1 shall terminate upon the making of the Refinancing Loans on the Refinancing Closing Date.

(c)    Original Issue Discount. Refinancing Loans will be funded to the Borrower on the Refinancing Closing Date at par.

(d)    Repricing Soft-Call Premium. In the event that, on or prior to the six month anniversary of the Refinancing Closing Date, the Borrower (x) makes any prepayment of Term Loans in connection with any Repricing Transaction or (y) effects any amendment of the Credit Agreement (as amended hereby) resulting in a Repricing Transaction, the Borrower shall pay to the First Lien Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) a prepayment premium of 1.00% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.

(e)    Repayment of Initial Term Loans. The Initial Term Loans, together with any accrued interest and other amounts owing with respect thereto, shall be repaid or paid, as applicable, with the proceeds of the Refinancing Loans, together with cash on hand of the Borrower, immediately following the funding of the Refinancing Loans on the Refinancing Closing Date.

(f)    Other Terms and Conditions. Annex I hereto sets forth additional terms, conditions and agreements applicable to this Amendment and the Refinancing Loans. The date on which (x) the First Lien Administrative Agent shall have received a counterpart signature page of this Refinancing Amendment duly executed by Holdings, the Borrower, each other Loan Party (as to the Acknowledgement (as defined in Annex I)), the Refinancing Lenders, the Revolving Lenders and the First Lien Administrative Agent and (y) the conditions specified in Section II of Annex I are satisfied (or waived in accordance with Section 4) shall be referred to as the “Refinancing Closing Date”.

(g)    Additional Amendments. Subject to the occurrence of the Refinancing Closing Date and the consummation of the Refinancing, the Borrower, the First Lien Administrative Agent, the Refinancing Lenders (which, upon the consummation of the Refinancing, together with the Revolving Lenders shall constitute the Required Lenders) and the Revolving Lenders agree that the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement, as amended hereby, attached as Exhibit A hereto.

(h)    Credit Agreement Governs. Except as set forth in this Amendment (including Annex I hereto), the Refinancing Loans shall otherwise be subject to the provisions of the Credit Agreement and the other First Lien Loan Documents.

(i)    Representations. Each of Holdings and the Borrower represents and warrants that:

(i)    the representations and warranties of each Loan Party set forth in the First Lien Loan Documents are and shall be true and correct in all material respects on and as of the Refinancing Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are and shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language is and shall be true and correct in all respects on the Refinancing Closing Date or on such earlier date, as the case may be; and

(ii)    at the time of and immediately after giving effect to the Refinancing Loans, no Default or Event of Default shall have occurred and be continuing.

(j)    Notices. For purposes of the Credit Agreement, the initial notice address of each Refinancing Lender shall be as set forth below its signature below.

(k)    Tax Forms. Each Refinancing Lender shall have delivered to the First Lien Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Refinancing Lender may be required to deliver to First Lien Administrative Agent and the Borrower pursuant to Section 2.17(f) of the Credit Agreement.

(l)    Recordation of the Refinancing Loans. Upon execution and delivery hereof, and the funding of the Refinancing Loans, the First Lien Administrative Agent will record in the Register the Refinancing Loans made by each Refinancing Lender.

(m)    Borrower Consent to Assignments. Pursuant to Section 9.04(b)(i)(A) of the Credit Agreement (as amended hereby), no consent of the Borrower shall be required for an assignment by any Joint Lead Arranger (or its Affiliate) to the extent that an assignment by such Joint Lead Arranger (or such Affiliate) is made in the primary syndication of the Refinancing Loans to Eligible Assignees to whom the Borrower has consented or to any other Joint Lead Arranger (or its Affiliate).

(n)    Consent to First Lien Administrative Agent Resignation and Appointment.

(i)    Jefferies Finance hereby provides notice to the Lenders, the Issuing Banks and the Borrower of its intention to resign as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender effective as of the Successor Agent Appointment Date. The Borrower and the Lenders party hereto (together constituting the Required Lenders) hereby (x) acknowledge the resignation by Jefferies Finance as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender effective as of the Successor Agent Appointment Date,
(y) consent to this Amendment being deemed as the notice of resignation by Jefferies Finance required pursuant to Section 8.06 of the Credit Agreement as of the Successor Agent Appointment Date and (z) waive any applicable notice periods required pursuant to the Credit Agreement.

(ii)    Pursuant to Section 8.06 of the Credit Agreement, each Lender party hereto (together constituting the Required Lenders) hereby appoints JPMorgan to act as the successor First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender (in such capacity, the “Successor Agent”) under the First Lien Loan Documents, in each case, effective as of the Successor Agent Appointment Date. As of the Successor Agent Appointment Date, the Successor Agent will accept the appointment to act as the successor First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender under the First Lien Loan Documents pursuant to the Successor Agent Agreement (as defined below). The Lenders party hereto (together constituting the Required Lenders) and the Borrower each (y) agree that such appointment of the Successor Agent and the acceptance thereof by the Successor Agent are effective under the First Lien Loan Documents and binding on each of the parties hereto and such consent is the consent required pursuant to Section 8.06 of the Credit Agreement and (z) waive any applicable notice periods required pursuant to the Credit Agreement. Each of the parties hereto agrees to execute all documents reasonably necessary to evidence the appointment of the Successor Agent as the successor First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender.

(iii)    The Lenders party hereto (together constituting the Required Lenders) acknowledge that the definitive resignation of Jefferies Finance as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender under the First Lien Loan Documents and JPMorgan’s appointment as Successor Agent in such capacities will be reflected in a Resignation, Consent and Appointment Agreement (or similar document) (the “Successor Agent Agreement”) to be reasonably negotiated in good faith among the Borrower, JPMorgan and Jefferies Finance. The effectiveness of Jefferies Finance’s resignation as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender under the First Lien Loan Documents and JPMorgan’s appointment as Successor Agent in such capacities will be the day of effectiveness of the Successor Agent Agreement (such date, the “Successor Agent Appointment Date”). The Lenders party hereto (together constituting the Required Lenders)

hereby consent to the execution by the Borrower, the other Loan Parties, Jefferies Finance, as First Lien Administrative Agent, First Lien Collateral Agent and Swingline Lender, and JPMorgan, as the Successor Agent, of the Successor Agent Agreement and the effectiveness of the foregoing without the need to obtain the further consent of any Lender. The Lenders party hereto (together constituting the Required Lenders) acknowledge and agree that the Successor Agent Agreement may include amendments, restatements, supplements, modifications or waivers to the Credit Agreement or one or more of the other First Lien Loan Documents deemed reasonably necessary or appropriate by the Borrower, Jefferies Finance and JPMorgan to effectuate the purpose of the Successor Agent Agreement, and the Lenders party hereto (together constituting the Required Lenders) consent to such amendments, restatements, supplements, modifications and waivers without the need to obtain the further consent of any Lender.

(iv)    For the avoidance of doubt, the parties hereto acknowledge and agree that Jefferies Finance shall remain as Issuing Bank and shall retain all rights and obligations as Issuing Bank under the Credit Agreement and JPMorgan shall have no rights or obligation as Issuing Bank under the Credit Agreement other than those rights and obligations that JPMorgan had as Issuing Bank under the Credit Agreement immediately prior to the occurrence of the Successor Agent Appointment Date.

4.    Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

5.    Entire Agreement. This Amendment, the Credit Agreement and the other First Lien Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

6.    Expenses; Indemnity; Damage Waiver. Sections 9.03(a), (b), (d), (e), (f) and (g) of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such Sections were set forth in full herein. The terms and conditions of Sections 9.03(a), (b), (d), (e), (f) and (g) of the Credit Agreement shall apply, mutatis mutandis, to the Refinancing Arranger, in its capacity as such, as if each reference to the First Lien Administrative Agent under the Credit Agreement were a reference to the Refinancing Arranger hereunder, including, for the avoidance of doubt, liabilities, losses, damages, claims, costs, expenses and disbursements arising out of the arrangement and syndication of the Incremental Term Loans; provided that, notwithstanding anything else therein, such expense reimbursement provisions of Section 9.03(a) of the Credit Agreement shall only apply as provided hereinabove if the Refinancing Closing Date occurs.

7.    Governing Law; Jurisdiction; Waiver of Objection to Venue and Forum Non- Conveniens; Consent to Service of Process.

(a)    This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any First Lien Loan Document shall affect any right that the First Lien Administrative Agent or any Refinancing Lender may otherwise have to bring any action or proceeding relating to this Amendment against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 7(b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in any First Lien Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

8.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.    Counterparts.

(a)    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the First Lien Administrative Agent and when the First Lien Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of this Amendment, that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the First Lien Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the First Lien Administrative Agent has agreed to accept any Electronic Signature, the First Lien Administrative Agent and each of the Lenders (including the Refinancing Lenders) shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the First Lien Administrative Agent or any Lender (including any Refinancing Lender), any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the First Lien Administrative Agent, the Lenders (including the Refinancing Lenders), and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment, any other First Lien Loan Document and/or any other document signed in connection with this Amendment and the transactions contemplated thereby, shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other First Lien Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Amendment, such other First Lien Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

11.    First Lien Loan Document. This Amendment constitutes a “Refinancing Amendment” and a “First Lien Loan Document”, each as defined in the Credit Agreement, for all purposes of the Credit Agreement and the other First Lien Loan Documents.

12.    Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment (including the Acknowledgment) are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is secured by the Collateral and the Liens and guarantees thereunder. The Credit Agreement (as amended hereby) and each of the First Lien Loan Documents remain in full force and effect.

13.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

REFINANCING LENDERS:

JPMORGAN CHASE BANK, N.A., as a Refinancing Lender and Revolving Lender

By: /s/ Dawn Lee Lum___________________________
Name: Dawn Lee Lum
Title: Executive Director

[Sotera – Refinancing Amendment]

SOTERA HEALTH HOLDINGS, LLC, as Borrower
By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer and Treasurer

SOTERA HEALTH COMPANY, as Holdings
By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer and Treasurer

[Sotera – Refinancing Amendment]

Consented to by:

JEFFERIES FINANCE LLC, as First Lien Administrative Agent, First Lien Collateral Agent and Revolving Lender

By: _/s/ Paul Chisholm__________________
Name: Paul Chisholm
Title: Managing Director

By: _________________________________
Name:
Title:

[Sotera – Refinancing Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BANK, as Revolving Lender

By: ___/s/ Whitney Gaston__________________
Name: Whitney Gaston
Title: Authorized Signatory
By: ___/s/ Nawshaer Safi___________________
Name: Nawshaer Safi
Title: Authorized Signatory

[Sotera – Refinancing Amendment]

GOLDMAN SACHS BANK USA, as Revolving Lender

By: __/s/ Charles Johnston_______________
Name: Charles Johnston
Title: Authorized Signatory

[Sotera – Refinancing Amendment]

BARCLAYS BLANK PLC, as Revolving Lender

By: __/s/ Ronnie Glenn_________________
Name: Ronnie Glenn
Title: Director

[Sotera – Refinancing Amendment]

CITIBANK, N.A., as Revolving Lender

By: __/s/ Stanislav Andreev______________
Name: Stanislav Andreev
Title: Vice President

[Sotera – Refinancing Amendment]

ROYAL BANK OF CANADA, as Revolving Lender

By: __/s/ Diana Lee____________________
Name: Diana Lee
Title: Authorized Signatory

[Sotera – Refinancing Amendment]

BNP PARIBAS, as Revolving Lender
By: _/s/ Charles Romano________________
Name: Charles Romano
Title: Director

By: _/s/ Yung Wu
Name: Yung Wu
Title: Vice President

[Sotera – Refinancing Amendment]

CITIZENS BANK, N.A., as Revolving Lender

By: _/s/ Matthew Kuchta________________
Name: Matthew Kuchta
Title: SVP

[Sotera – Refinancing Amendment]

KEYBANK NATIONAL ASSOCIATION, as Revolving Lender
By: _/s/ Matthew D. Dunson_____________
Name: Matthew D. Dunson
Title: Vice President

ING CAPITAL LLC, as Revolving Lender
By: _/s/ Yael Hayim________________
Name: Yael Hayim
Title: Director

By: _/s/ Roy De Jongh ____________
Name: Roy De Jongh
Title: Vice President

[Sotera – Refinancing Amendment]

PSP INVESTMENTS CREDIT USA LLC, as Revolving Lender

By: _/s/ Alyssa Roland ________________
Name: Alyssa Roland
Title: Authorized Signatory

By: _/s/ Kerry Dolan ______________
Name: Kerry Dolan
Title: Authorized Signatory

[Sotera – Refinancing Amendment]

ACKNOWLEDGMENT
Each of the undersigned Loan Parties hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the Transactions contemplated hereby, including the extension of credit in the form of Refinancing Loans. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other First Lien Loan Documents to which it is a party, (b) agrees that (i) each First Lien Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Refinancing Lenders, and (c) acknowledges that from and after the date hereof, all Refinancing Loans from time to time outstanding shall be deemed to be Secured Obligations.

[Remainder of page left intentionally blank]

[Sotera – Refinancing Amendment]

Sotera Health LLC Sterigenics U.S., LLC Nelson Laboratories, LLC Sotera Health Services, LLC
/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer and Treasurer

Nelson Laboratories Holdings, LLC Nelson Laboratories Fairfield Holdings, LLC
/s/ Bruce T. Krarup
Name: Bruce T. Krarup
Title: Vice President, Treasurer and Secretary
Sterigenics Radiation Technologies Holdings, LLC Sterigenics Radiation Technologies, LLC Sterigenics Radiation Technologies IN, Inc.
/s/ Matthew D. Shimkus
Name: Matthew D. Shimkus
Title: Vice President, Treasurer and Secretary

[Signature Page to Sotera Refinancing Amendment Acknowledgement]

SCHEDULE I TO REFINANCING AMENDMENT

Refinancing Lender	Type of Commitment	Principal Amount
JPMorgan Chase Bank, N.A.	Term Loan Commitments	$1,763,100,000

ANNEX I TO REFINANCING AMENDMENT

OTHER TERMS AND CONDITIONS

I.    Additional Representations and Warranties.

To induce the Refinancing Lenders to enter into this Amendment and to make the Refinancing Loans pursuant to Section 2.21 of the Credit Agreement, Holdings and the Borrower hereby represent and warrant as of the Refinancing Closing Date that:

1.    Corporate Power; Authorization; Enforceable Obligations.

(a)    Each Loan Party has the corporate or other organizational power and authority to execute, deliver and perform its obligations under this Amendment (including the Acknowledgment thereof attached hereinabove (the “Acknowledgment”)) and, in the case of the Borrower, to borrow the Refinancing Loans under the Credit Agreement. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and, in the case of the Borrower, to authorize the Refinancing Loans on the terms and conditions of this Amendment.

(b)    This Amendment (including the Acknowledgment) has been duly authorized, executed and delivered on behalf of each Loan Party. This Amendment (including the Acknowledgment) constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or law) and the implied covenants of good faith and fair dealing.

2.    No Legal Bar. The execution, delivery and performance of this Amendment (including the Acknowledgment) by each Loan Party and the borrowing of the Refinancing Loans and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary (other than Liens created under the First Lien Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c) of this paragraph) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.    Solvency. The Borrower and its Subsidiaries are (when taken as a whole on a consolidated basis), and immediately after giving effect to the making of the Refinancing Loans and the repayment of the Initial Term Loans will be, solvent (as determined in the manner contemplated by Section 3.14 of the Credit Agreement).

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II.    Conditions to the Refinancing Closing Date.

In addition to the other conditions set forth in this Amendment and in Section 2.21 of the Credit Agreement (as applicable), the agreement of each Refinancing Lender to (x) make its Refinancing Loan on the Refinancing Closing Date and (y) amend the Credit Agreement in the manner as provided herein is subject to the satisfaction of the following conditions precedent:

(a)    The First Lien Administrative Agent shall have received a written opinion (addressed to the First Lien Administrative Agent and the Lenders and dated the Refinancing Closing Date) of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the First Lien Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion.

(b)    The First Lien Administrative Agent shall have received a certificate of each Loan Party, dated the Refinancing Closing Date, in form and substance reasonably satisfactory to the First Lien Administrative Agent, executed by any Responsible Officer of such Loan Party and including or attaching the documents or certifications, as applicable, referred to in paragraph (c) of this Section below.

(c)    The First Lien Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each Organizational Document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s Organizational Documents most recently certified and delivered to the First Lien Administrative Agent prior to the Refinancing Closing Date pursuant to the First Lien Loan Documents remain in full force and effect on the Refinancing Closing Date without modification or amendment since such original delivery,
(ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the First Lien Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates most recently delivered to the First Lien Administrative Agent prior to the Refinancing Closing Date pursuant to the First Lien Loan Documents remain true and correct as of the Refinancing Closing Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the First Lien Loan Documents to which it is a party, certified as of the Refinancing Closing Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(d)    The First Lien Administrative Agent shall have received a Borrowing Request with respect to the Refinancing Loans not later than 12:00p.m., New York City time, one Business Day before the Refinancing Closing Date and otherwise in accordance with the requirements of Section 2.03 of the Credit Agreement.

(e)    The First Lien Administrative Agent or the Refinancing Arranger, as applicable, shall have received all fees and other amounts (which may, at the First Lien Administrative Agent’s option in consultation with the Borrower and the Refinancing Arranger, be offset against, or paid directly with proceeds of, the Refinancing Loans made on the Refinancing Closing Date) previously agreed in writing by the First Lien Administrative Agent or the Refinancing Arranger, as applicable, and the Borrower to be due and payable on or prior to the Refinancing Closing Date, including, to the extent invoiced at least two Business Days prior to the Refinancing Closing Date, reimbursement or payment of
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all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.

(f)    The First Lien Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially in the form of Exhibit P to the Credit Agreement.

(g)    Each of the representations set forth in Section 2(i) of this Amendment shall be true and correct.

(g) The First Lien Administrative Agent and the Refinancing Arranger shall have received, at least three Business Days prior to the Refinancing Closing Date, all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Refinancing Closing Date by the First Lien Administrative Agent or the Refinancing Arranger that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

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EXHIBIT A

Please see attached.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as
applicable.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in
Section 2.20(a).

“Additional Revolving Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) or any Person that would be an Affiliated Lender that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Commitments pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the First Lien Administrative Agent (and, if such Additional Revolving Lender will provide an Incremental Revolving Commitment Increase or any Additional/Replacement Revolving Commitment, each Issuing Bank and the Swingline Lender), in each case only if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Additional Term Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) or any Person that would be an Affiliated Lender that agrees to provide any portion of any (a) First Lien Incremental Term Loans pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness in the form of Other First Lien Term Loans or Other First Lien Term Commitments pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender shall be subject to the approval of the First Lien Administrative Agent if such consent would be required under Section 9.04(b) for an assignment of Term Loans or Term Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Adjusted BA Rate” means, with respect to any Eurodollar Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (i) the BA Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that, with respect to the Term Loans only, the Adjusted BA Rate for any Interest Period shall not be less than 1.00% per annum.

“Adjusted EURIBOR” means, with respect to any Eurodollar Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (ia) EURIBOR for such Interest Period multiplied by (~~ii~~b) the Statutory Reserve Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing denominated in ~~Dollars or an Alternative~~any Agreed Currency (other than Canadian Dollars or Euros) for any Interest Period, an interest rate per annum equal to (ia) the LIBO Rate for such Interest Period multiplied by (~~ii~~b) the Statutory Reserve Rate; provided that, with respect to the Term Loans only, the Adjusted LIBO Rate for any Interest Period shall not be less than ~~1.00~~0.50% per annum.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the First Lien Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other First Lien Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means any Affiliated Lender that is a bona fide diversified debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course.

“Affiliated Lender” means, at any time, any Lender that is an Investor, a Sponsor, or an Affiliate of an Investor or a Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time, to the extent that such Investor, such Sponsor, or the Affiliates of an Investor or a Sponsor constitute an Affiliate of Holdings, the Borrower or their respective Subsidiaries.

“Agent” means the First Lien Administrative Agent, the First Lien Collateral Agent, each Joint Lead Arranger and any successors and assigns of the foregoing in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning given to such term in the preliminary statements hereto. “Agreement Currency” has the meaning assigned to such term in Section 9.17.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the ~~Federal Funds Effective~~NYFRB Rate in effect on such day plus ½ of ~~1.00~~1% and
(c) the Adjusted LIBO Rate for ~~the applicable Loan~~a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in Dollars with a maturity of one month~~ plus ~~1.00~~1%; provided that~~, solely~~ for ~~purposes of~~ the ~~foregoing~~purpose of this definition, the Adjusted LIBO Rate for any day shall be ~~calculated using the LIBO Rate~~ based on the ~~rate per annum determined by the First Lien Administrative Agent by reference to the ICE Benchmark Administration Interest Settlement Rates (as set forth by any service selected by the First Lien Administrative Agent that has been nominated by the ICE Benchmark~~ Administration Limited (or any Person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) (the “ICE LIBOR”) as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the First Lien ~~Administrative Agent from time to time) on such day~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. (London time~~) for a deposit in Dollars with a maturity of one month. If the First Lien Administrative Agent shall~~ have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the First Lien Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, ~~of the preceding sentence until the circumstances giving rise to such inability no longer exist~~ on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, with respect to the Term Loans only, the Alternate Base Rate will be deemed to be 0.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum.

“Alternative Currency” means Canadian Dollars, Euros, Sterling and each other currency (other than Dollars) that is requested by the Borrower and approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, ~~at any time, with respect to any amount denominated~~for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount ~~thereof in the applicable~~in such Alternative Currency ~~as~~ determined by ~~the First Lien Administrative Agent or the relevant Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent LC Revaluation Date or other applicable date of determination)~~using the rate of exchange for the purchase of such Alternative Currency with Dollars. last provided (either by publication or otherwise provided to the First Lien Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the First Lien Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the First Lien Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Applicable Account” means, with respect to any payment to be made to the First Lien Administrative Agent hereunder, the account specified by the First Lien Administrative Agent from time to time for the purpose of receiving payments of such type.
“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2). “Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or the
Swingline Lender at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, with respect to Letters of Credit, LC Disbursements, LC Exposure, Swingline Exposure and Swingline Loans, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided further that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to any Term Loan, (i) ABR plus ~~3.50~~1.75% per annum, in the case of an ABR Loan, or (ii) the Adjusted LIBO Rate plus ~~4.50~~2.75% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan (other than a Term Loan), the applicable rate per annum set forth below under the caption “ABR Spread”, “Adjusted LIBO Rate or Adjusted BA Rate Spread” or “Adjusted EURIBOR Spread” as the case may be, based upon the Senior Secured First Lien Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of clause
(b) above, until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal year ended December 31, 2019, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

such time or, if the Borrower is unable to determine the Average Exchange Rate based on the Bloomberg Key Cross Currency Rates Page for any reason, publicly reported currency exchange rate information in consultation with the First Lien Administrative Agent; provided further that, if an amount that is to otherwise be converted using the foregoing methodology has been hedged, swapped or otherwise effectively converted into another currency pursuant to a Swap Agreement to which any Loan Party is a party, the currency exchange rate so utilized for that amount shall be as set forth in such Swap Agreement (copies of which shall be made available to the First Lien Administrative Agent upon request).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(f).

“BA Rate” means, for any Interest Period with respect to a Eurodollar Borrowing denominated in Canadian Dollars, the rate per annum equal to the average discount rate for Canadian Dollar bankers’ acceptances of the appropriate face amount for such Interest Period as quoted on the Reuters Screen CDOR page (or such other page as is a replacement page for such bankers’ acceptances) as of 10:00 a.m., Toronto, Ontario time, on the date of determination.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article
55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, Relevant Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b) or (c).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement
Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Loan denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other First Lien Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other First Lien Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the First Lien Administrative Agent:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is fir st set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is fir st set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)     purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the First Lien Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the First Lien Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the First Lien Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the First Lien Administrative Agent in a manner substantially consistent with market practice (or, if the First Lien Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the First Lien Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the First Lien Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other First Lien Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or

(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the First Lien Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and

(y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any First Lien Loan Document in accordance with Section 2.14.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to such term in the preliminary statements hereto. “Borrower Materials” has the meaning assigned to such term in the last paragraph of Section 5.01. “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

ability to exercise voting power, by contract or otherwise.    “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Copyright” has the meaning assigned to such term in the First Lien Collateral Agreement.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor .

“Covered Jurisdiction” means each of (a) the United States (or any state, commonwealth or territory thereof or the District of Columbia) and (b) any other jurisdiction as agreed in writing by the First Lien Administrative Agent and the Borrower.
“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained by the Borrower (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Revolving Loans (or unused Revolving Commitments) or First Lien Incremental Equivalent Debt (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing),
(b)    (i) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt and (ii) if such Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, does not mature or have scheduled amortization or payments of principal prior to the maturity date of the Refinanced Debt (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Refinanced Debt, (c) shall not be guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) if not comprising Other First Lien Term Loans or Other Revolving Commitments hereunder that are secured on a pari passu basis with the Secured Obligations, is subject to a Customary Intercreditor Agreement(s) and (e) has covenants and events of default (excluding, for the avoidance of doubt, pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the covenants and events of default of this Agreement (when taken as a whole) are to the Lenders (unless (x) such covenants or other provisions are applicable only to periods after the maturity date of the Refinanced Debt at the time of such refinancing or (y) the Revolving Lenders or the Lenders under the ~~Initial~~ Term Loans, as applicable, also receive the benefit of such more favorable covenants and events of default (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required by the First Lien Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness, (ii) with respect to any “springing” financial maintenance covenant or other covenant only applicable to, or for the benefit of, a revolving credit facility, also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) and/or (iii) only applicable after the Latest Maturity Date at the time of such refinancing); provided, however, that the conditions in clauses (b) and (e) above shall not apply to any ABL Facility. For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refunding, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes “Credit Agreement Refinancing Indebtedness” and (y) such Credit Agreement Refinancing Indebtedness. Notwithstanding anything to the contrary, no Credit Agreement Refinancing Indebtedness shall be subject to any “most favored nation” pricing adjustments set forth in this Agreement.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a). “Cure Right” has the meaning assigned to such term in Section 7.02(a).
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations, at the option of the Borrower, either (i) an intercreditor agreement substantially in the form of the First Lien Pari Passu Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the First Lien Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the First Lien Administrative Agent, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, at the option of the Borrower, either (i) an intercreditor agreement substantially in the form of the First/Second Lien Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the First Lien Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the First Lien Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations. With regard to any changes in light of prevailing market conditions as set forth above in clauses (a)(i) or (b)(i) or with regard to clauses (a)(ii) or (b)(ii), such changes or agreement, as applicable, shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within three (3) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the First Lien Administrative Agent’s entry into such intercreditor agreement (including with such changes) is reasonable and to have consented to such intercreditor agreement (including with such changes) and to the First Lien Administrative Agent’s execution thereof.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the First Lien Administrative Agent decides that any such convention is not administratively feasible for the First Lien Administrative Agent, then the First Lien Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the First Lien Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the First Lien Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender

“Disqualified Lenders” means (i) those Persons identified by the Borrower to the First Lien Administrative Agent in writing prior to November 21, 2019 as being “Disqualified Lenders”, (ii) those Persons who are competitors of the Borrower and its Subsidiaries (other than any bona fide diversified debt investment fund) and are identified by the Sponsor or the Borrower to the First Lien Administrative Agent from time to time in writing which designation shall become effective two (2) Business Days after delivery of each such written designation to the First Lien Administrative Agent, but which shall not apply retroactively to disqualify any Persons that previously acquired an assignment or participation interest in any Loan prior to such second Business Day after such written designation, (iii) Excluded Affiliates, (iv) in the case of each Person identified pursuant to clauses (i) or (ii) above, any of their Affiliates that are either (x) identified in writing by the Sponsor or the Borrower to the First Lien Administrative Agent from time to time or (y) known or reasonably identifiable as an Affiliate of any such Person and (v) any Lender that has made an incorrect representation or warranty or deemed representation or warranty with respect to not being a Net Short Lender, in each case as provided in the final sentence of Section 9.02(h). Upon inquiry by any Lender to the First Lien Administrative Agent as to whether a specified potential assignee or prospective participant is a Disqualified Lender, the First Lien Administrative Agent shall be permitted to disclose to such Lender (x) whether such specific potential assignee or prospective participant is a Disqualified Lender or (y) the identity of any other Disqualified Lender which the First Lien Administrative Agent reasonably believes may be an Affiliate of such specified potential assignee or prospective participant.

“Dollar Amount” means, at any time:

(a)    with respect to an amount denominated in Dollars, such amount;

(b)    with respect to any amount denominated in a currency other than Dollars, where a determination of such amount is required to be made under any First Lien Loan Document by the First Lien Administrative Agent or any Issuing Bank, the equivalent amount thereof in Dollars as determined by the First Lien Administrative Agent or such Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent LC Revaluation Date or other applicable date of determination) for the purchase of Dollars with such Alternative Currency; and

(c)    with respect to any amount denominated in a currency other than Dollars, where a determination of such amount is required to be made under any First Lien Loan Document by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, the equivalent amount thereof in Dollars as determined on the basis of the Average Exchange Rate for such currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Foreign Holdco” means any Subsidiary substantially all of whose assets (directly and/or indirectly through one or more Subsidiaries) are capital stock (and, if applicable, debt) of one or more Subsidiaries that are CFCs.

“Early Opt-in Election” means

(a)    in the case of Loans denominated in Dollars, the occurrence of:

(1)    a notification by the First Lien Administrative Agent to (or the request by the Borrower to the First Lien Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the First Lien Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the First Lien Administrative Agent of written notice of such election to the Lenders; and

(b)    in the case of Loans denominated in any Alternative Currency, the occurrence of:

(1)    (i) a determination by the First Lien Administrative Agent or (ii) a notification by the Required Lenders to the First Lien Administrative Agent (with a copy to the Borrower) that the First Lien Required Lenders have determined that syndicated credit facilities denominated in the applicable Alternative Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and

(2)    (i) the election by the First Lien Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the First Lien Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the First Lien Administrative Agent.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Senior Secured First Lien Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) or otherwise in manner not prohibited by Section 9.04(g) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 5.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than or equal to 4.50 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means December 13, 2019.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the First Lien Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount paid with respect to the initial incurrence of any Class of Loans or series of Indebtedness, as applicable (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, syndication, commitment, prepayment, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders and, solely for purposes of determining the effective yield for purposes of Section ~~2.11~~3(~~a~~d)~~(i)~~ of Refinancing Amendment No. 1, any original issue discount, upfront fees or other fees payable in connection with the ~~Initial~~Refinancing Amendment No. 1 Term Loans issued on the Refinancing Amendment No. 1 Effective Date; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00% , such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“EURIBOR” means, with respect to any Eurodollar Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then EURIBOR shall be the EURIBOR Interpolated Rate.

“EURIBOR~~” means, for any Interest Period with respect to a Eurodollar Borrowing denominated in Euros, the rate per annum equal to (i) the Euro~~Screen Rate” means, means the euro interbank offered rate administered by the ~~Banking Federation of the European Union (or such other commercially available source providing quotations of that rate as may be designated by the First Lien Administrative Agent from time to time, including any Person that takes over~~European Money Markets Institute (or any other person which takes over the administration of ~~the~~that rate) ~~as published by~~for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of ~~Reuters), on Reuters Page EURIBOR01 (or any replacement Reuters page that displays that rate) at approximately~~Thomson Reuters as of 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period~~, for Euro deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “EURIBOR” for such Interest Period shall be the Interpolated Rate.~~. If such page or service ceases to be available, the First Lien Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower . If the EURIBOR Screen Rate shall be less than 0.00% , the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” means the lawful single currency of the European Union.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to (i) the Adjusted LIBO Rate (in the case of Loans denominated in Dollars or any Alternative Currency other than Canadian Dollars and Euros), (ii) the Adjusted BA Rate (in the case of Revolving Loans denominated in Canadian Dollars) or (iii) Adjusted EURIBOR (in the case of Revolving Loans denominated in Euros).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate or EURIBOR, as applicable.
“Foreign Lender” means a Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Code).

“Form Intercreditor Agreements” means (a) an intercreditor agreement substantially in the form of the First Lien Pari Passu Intercreditor Agreement, (b) an intercreditor agreement substantially in the form of the First/Second Lien Intercreditor Agreement and/or (c) an Intercreditor agreement substantially in the form of the ABL Intercreditor Agreement, as applicable.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the First Lien Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the First Lien Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“General Restricted Payment Reallocated Amount” means any amount that, at the option of Holdings or the Borrower, has been reallocated from Section 6.07(a)(viii) to clause (C) of the proviso in Section 6.04(m), which shall be deemed to be a utilization of the basket set forth in Section 6.07(a)(viii).

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances, wastes, chemicals, pollutants, contaminants of any nature and in any form regulated pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings and (b) upon and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is an Intermediate Parent, the IPO Entity.

~~“ICE LIBOR” has the meaning assigned to such term in the definition of “Alternate Base Rate.”~~

“Identified    Participating    Lenders”    has    the    meaning    assigned    to    such    term    in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(3). “Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR.”

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Impacted Loans” has the meaning assigned to such term in Section 2.14(b).

“Incremental Cap” means, as of any date of determination, the sum of (I)(a) the greater of (i)
$288,000,000 and (ii) 75% of Consolidated EBITDA for the most recently ended Test Period as of such date, calculated on a Pro Forma Basis; plus (b) the sum of (i) the aggregate principal amount of all First Lien Term Loans, First Lien Incremental Equivalent Debt and/or any other Indebtedness secured by the Collateral on a pari passu basis with, or senior to, the Secured Obligations voluntarily prepaid (including purchases and redemptions of the Loans, First Lien Incremental Equivalent Debt and/or any other Indebtedness secured by the Collateral on a pari passu basis with, or senior to, the Secured Obligations by the Borrower and its Subsidiaries (to the extent retired) at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed to be the amount paid in cash, and with respect to any reduction in the outstanding amount of any loan resulting from the application of any “yank-a-bank” provisions, the amount paid in cash), (ii) the aggregate amount of all First Lien Term Loans repurchased and prepaid pursuant to Section 2.11(a)(ii) or otherwise in a manner not prohibited by Section 9.04(g) and (iii) all reductions of Revolving Commitments (and, in the case of any revolving loans, a corresponding commitment reduction), in each case prior to such date (other than, in each case, prepayments, repurchases and commitment reductions with the proceeds of the incurrence of Credit Agreement Refinancing Indebtedness or other long-term Indebtedness), minus (c) (i) the amount of all First Lien Incremental Facilities and all First Lien Incremental Equivalent Debt incurred in reliance on the foregoing clauses (a) and/or (b) and (ii) the amount of all Second Lien Incremental Equivalent Debt incurred in reliance on the foregoing clauses (a) and/or (b) plus (II) (a) in the case of any First Lien Incremental Facilities or First Lien Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Secured Obligations, the maximum aggregate principal amount that can be incurred purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate Parent” means any Subsidiary of Holdings of which the Borrower is a subsidiary.

~~“Interpolated Rate” means (a) in relation to the “LIBO Rate” for any Loan, the rate which results~~
~~from interpolating on a linear basis between: (i) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less~~ than the Interest Period and (ii) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or ~~substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest~~ Period, each as of approximately 11:00 A.M., London, England time, two (2) Business Days prior to the ~~commencement of such Interest Period or (ii) in relation to “EURIBOR” for any Loan, the rate which results from interpolating on a linear basis between: (i) the rate appearing on Reuters Page EURIBOR01 (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest~~ Period and (ii) the rate appearing on Reuters Page EURIBOR01 (or on any successor or substitute page of such ~~service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of~~ approximately 11:00 A.M., London, England time, two (2) Business Days prior to the commencement of such ~~Interest Period.~~
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries
(i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an

Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.
“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof). “IPO” means (x) the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity or (y) the listing for trading of common Equity Interests in the IPO Entity on a securities exchange of recognized national or international standing, approved by the IPO Entity.

“IPO Entity” means, at any time upon and after an IPO, Initial Holdings, a parent entity of Initial Holdings or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or sold pursuant to, or otherwise the subject of, the IPO; provided that, immediately following the IPO, the Borrower is a direct or indirect Wholly Owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO.

“ISDA Definition” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means each of (a) JPMorgan Chase Bank, N.A., (b) Royal Bank of Canada (provided that Royal Bank of Canada shall only be required to issue standby Letters of Credit) and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or such branch with respect to Letters of Credit issued by such Affiliate or such branch.

“Jefferies” has the meaning given to such term in the preliminary statements hereto.

“Joint Lead Arranger” means each of Jefferies Finance LLC (acting through such of its affiliates or branches as it deems appropriate), JPMorgan Chase Bank, N.A., Barclays Bank PLC, Royal Bank of Canada, RBC Capital Markets, ING Capital LLC, BNP Paribas and BNP Paribas Securities Corp., each in their capacity as joint lead arranger and joint bookrunner, and any permitted successors and assigns of the foregoing.

“JPM Letter of Credit Sublimit” means an amount equal to $75,000,000. Letters of Credit issued pursuant to the JPM Letter of Credit Sublimit will be issued by JPMorgan Chase Bank, N.A. in its capacity as an “Issuing Bank”.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“Junior Debt Payment Reallocated Amount” means any amount that, at the option of Holdings or the Borrower, has been reallocated from Section 6.07(b)(iv) to clause (D) of the proviso in Section 6.04(m), which shall be deemed to be a utilization of the basket set forth in Section 6.07(b)(iv).

“LIBO Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing denominated in any Agreed Currency (other than Canadian Dollars or Euros) and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the First Lien Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time.

“LIBO Rate” means, ~~for any Interest Period~~ with respect to ~~a~~any Eurodollar Borrowing denominated in ~~Dollars or~~ any ~~Alternative~~Agreed Currency (other than ~~Canadian Dollars and Euros), the rate per annum equal to (i) the ICE Benchmark Administration LIBOR Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available, as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the First Lien Administrative Agent from time to time)~~Euros) and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two ~~(2) London Banking~~Business Days prior to the commencement of such Interest Period~~, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not~~; provided that if the LIBO Screen Rate shall not be available at such time for ~~any reason, then the “LIBO Rate” for~~ such Interest Period ~~shall be the~~(an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing denominated in any Agreed Currency (other than Canadian Dollars or Euros) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the First Lien Administrative Agent in its reasonable discretion).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (a) any Permitted Acquisition (including by way of merger or amalgamation), Investment or irrevocably declared Restricted Payment by the Borrower or any Restricted Subsidiary permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing (or, if such a condition does exist, the Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (b) any prepayment, repurchase or redemption of Indebtedness requiring irrevocable notice in advance of such prepayment, repurchase or redemption.
“Loan Guarantors” means Holdings, any Intermediate Parent and the Subsidiary Loan Parties. “Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the First Lien Administrative Agent, among the Borrower, the First Lien Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other First Lien Loan Documents as are contemplated by Section 2.24.

than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Borrower or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Net Short Lender” has the meaning assigned to such term in Section 9.02(h).

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses,
(d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including, without limitation, as they relate to acquisition accounting, amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Wholly Owned Subsidiary” of any Person means any subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that such amount was not previously applied pursuant to Sections 6.04(m), 6.07(a)(viii) and 6.07(b)(iv).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit O, payable to a Lender in a principal amount equal to the principal amount of the Revolving Commitment or Term Loans, as applicable, of such Lender.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0% , such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“OFAC” has the meaning specified in Section 3.17(b).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1). “Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other First Lien Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other First Lien Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means one or more classes of Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any First Lien Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any First Lien Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2). “Patent” has the meaning assigned to such term in the First Lien Collateral Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Permitted Acquisition” means the purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by the Borrower or any Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person), or (ii) such Person is merged or amalgamated into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger, amalgamation or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 5.16, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Securitization Subsidiary and (b) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower).

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“RBC Letter of Credit Sublimit” means an amount equal to $50,000,000. Letters of Credit issued pursuant to the RBC Letter of Credit Sublimit will be issued by Royal Bank of Canada in its capacity as an “Issuing Bank”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the First Lien Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means (a) the refinancing of all indebtedness of the Borrower under the Credit Agreement dated as of May 15, 2015, as amended as of August 18, 2015, April 4, 2017, June 30, 2017, October 31,
2017, November 24, 2017, April 2, 2019, April 12, 2019 and as of August 5, 2019 and as may be further amended, restated, or otherwise modified on or prior to the date hereof, among Holdings, Borrower, the lenders party thereto, Jefferies Finance LLC, as administrative agent, (b) the receipt by the First Lien Administrative Agent of reasonably satisfactory evidence of the discharge (or the making of arrangements for discharge) of all commitments and Liens thereunder (other than Liens permitted by Section 6.02) and (c) redemption of the Existing Notes; it being agreed that the delivery of customary duly executed payoff and release letters to the First Lien Administrative Agent shall be satisfactory evidence.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the First Lien Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the First Lien Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinancing Amendment No. 1” means the Refinancing Amendment to First Lien Credit Agreement dated as of January [●], 2021.

“Refinancing Amendment No. 1 Effective Date” means January [●], 2021, the date of effectiveness of Refinancing Amendment No. 1.

“Refinancing Amendment No. 1 Term Loans” means the “Refinancing Loans” as defined in Refinancing Amendment No. 1.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Bank” means an Approved Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Reimbursement Date” has the meaning assigned to such term in Section 2.05(f).

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor .

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons, trustees, administrators, managers, advisors and representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Eurodollar Borrowing denominated in an Agreed Currency (other than Canadian Dollars or Euros), the LIBO Rate or (ii) with respect to any Eurodollar Borrowing denominated in Euros, EURIBOR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Eurodollar Borrowing denominated in an Agreed Currency (other than Canadian Dollars or Euros), the LIBO Screen Rate or (ii) with respect to any Eurodollar Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Repricing Transaction” means (a) the incurrence by the Borrower or any Loan Guarantor of any Indebtedness in the form of term loans equal in right of payment to the First Lien Loan Document Obligations and secured by the Collateral on a pari passu basis with the Secured Obligations that are broadly syndicated to banks and other institutional investors (i) for the primary purpose (as reasonably determined by the Borrower) of reducing the Effective Yield for the respective Type of such Indebtedness to less than the Effective Yield for the ~~Initial~~Refinancing Amendment No. 1 Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with (A) a Change of Control, (B) an IPO or (C) any material acquisition, merger or consolidation, material Investment or material Disposition and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of ~~Initial~~Refinancing Amendment No. 1 Term Loans or (b) any amendment of this Agreement for the primary purpose of reducing the Effective Yield for the ~~Initial~~Refinancing Amendment No. 1 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with (A) a Change of Control, (B) an IPO or
(C) any material acquisition, merger or consolidation, material Investment or material Disposition. Any determination by the First Lien Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Refinancing Amendment No. 1 Term Loans.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Term Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date ), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) if secured, such Indebtedness (i) is not secured by any assets other than Collateral and (ii) is subject to the First/Second Lien Intercreditor Agreement and/or a Customary Intercreditor Agreement(s), as applicable and (e) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (x) such terms or conditions are applicable only to periods after the Latest Maturity Date at such time or (y) the Lenders also receive the benefit of such more favorable terms and conditions) (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default, guarantee or other provision is added or modified for the benefit of any such Indebtedness, no consent shall be required by the First Lien Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith, (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and (y) only applicable to, or for the benefit of, a revolving credit facility, in each case also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) or (iii) only applicable after the Latest Maturity Date at such time); provided that the conditions in clauses (a), (b) and (e) shall not apply to an ABL Facility; provided, further, that a certificate of a Responsible Officer of the Borrower delivered to the First Lien Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Revolving Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Revolving Commitments (other than Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, statutory instruments, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted
Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, Incremental Facility Amendment, (ii) a Refinancing Amendment, (iii) an Incremental Revolving Commitment Increase, (iv) a Loan Modification Agreement or (v) an Additional/Replacement Revolving Commitment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(A) or, in each case, in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. As of the Effective Date, the initial aggregate amount of the Lenders’ Revolving Commitments is $190,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and its Swingline Exposure at such time.

May 15, 2015 among the Borrower, the guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu or junior basis with the Secured Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured First Lien Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $35,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) the First Lien Administrative Agent, (b) JPMorgan Chase Bank,
N.A. and (c) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the First Lien Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vii)(A). “Tax Group” has the meaning assigned to such term in Section 6.07(a)(vii)(A).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Facility Amendment in respect of any Term Loans or (iv) a Loan Modification Agreement. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, Incremental Facility Amendment, Loan Modification Agreement or Refinancing Amendment, as the case may be. As of the Effective Date, the total Term Commitment is $2,120,000,000.00.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means Initial Term Loans, Other First Lien Term Loans and First Lien Incremental Term Loans, as the context requires.

“Term Maturity Date” means (i) December 13, 2026 (or, if such day is not a Business Day, the immediately preceding Business Day) or (ii), with respect to any Term Lender that has the maturity date of its Term Loans pursuant to a Permitted Amendment, the extended maturity date set forth in any such Loan Modification Agreement.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Termination Date” means the date on which all Commitments have expired or been terminated, all Secured Obligations have been paid in full in cash (other than (x) Secured Swap Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank).

“Test Period” means, at any date of determination, (x) for the purposes of (i) the definition of “Applicable Rate”, (ii) the definition of “Commitment Fee Percentage”, (iii) Section 2.11(d) and (iv) Section 6.11, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and (y) for all other purposes in this Agreement, the most recent period of twelve consecutive months of the Borrower ended on or prior to such time, in respect of which the financial information necessary to calculate the relevant ratio is internally available.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Trademark” has the meaning assigned to such term in the First Lien Collateral Agreement. “Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the
Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the First Lien Financing Transactions and the Second Lien Financing Transactions, (b) the Refinancing and (c) the payment of the Transaction Costs.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, Adjusted BA Rate, Adjusted EURIBOR, Alternate Base Rate or Canadian Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the First Lien Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means, with respect to any commercial Letter of Credit, the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, in its Publication No. 600 (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit). On an exception basis and if specifically requested by the Borrower, a standby Letter of Credit may be issued subject to UCP.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section
2.17(f)(ii)(C).

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned
Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(and each Division of any limited liability company or other Person that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.12    Interest Rate; LIBOR Notification.
The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 2.14(b) and (c) provide a mechanism for determining an alternative rate of interest. The First Lien Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the First Lien Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” (or “EURIBOR”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or “EURIBOR”, as applicable) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability.

ARTICLE II THE CREDITS
SECTION 2.01    Commitments.

Subject to the terms and conditions set forth herein, (a) each Term Lender agrees to make Term Loans to the Borrower on the Effective Date denominated in Dollars in a principal amount not exceeding such Term Lender’s Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans of the applicable Class to the Borrower denominated in Dollars or an Alternative Currency, from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Revolving Lender’s Revolving Exposure of such Class exceeding such Revolving Lender’s Revolving Commitment of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings.

(a)    Each (i) Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective bank guarantee application or other agreement submitted by a Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)    Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the First Lien Administrative Agent (at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension (or, in the case of any such request to be made on the Effective Date, one (1) Business Day) or such shorter period as the applicable Issuing Bank and the First Lien Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be, such Letter of Credit. Each such notice shall be in the form of Exhibit R, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, except that the Applicable Fronting Exposure of Royal Bank of Canada may exceed its Revolving Commitment to the extent the RBC Letter of Credit Sublimit exceeds its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) (x) the aggregate LC Exposure of JPMorgan Chase Bank, N.A. shall not exceed the JPM Letter of Credit Sublimit, (y) the aggregate LC Exposure of Royal Bank of Canada shall not exceed the RBC Letter of Credit Sublimit and (z) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. Letters of Credit will be available to be issued up to an aggregate face amount not to exceed the Letter of Credit Sublimit. To the extent there is more than one Issuing Bank, the Borrower will use reasonable efforts to request Letters of Credit from each Issuing Bank in such a way that the aggregate LC Exposure of any Issuing Bank as a percentage of all the aggregate LC Exposures of all of the Issuing Banks in respect of all Letters of Credit issued under this Agreement shall be generally in line with such Issuing Bank’s proportionate share of the Letter of Credit Sublimit; it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to request Letters of Credit pursuant to the foregoing to the extent the Borrower determines, in its sole discretion, that any such request would not be feasible or commercially beneficial. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the First Lien Administrative Agent and the applicable Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, (iv) except as otherwise agreed by the First Lien Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. No Issuing Bank shall be under any obligation (i) to amend or extend any Letter of Credit if (x) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such Letter of

(iii) Euros shall bear interest at Adjusted EURIBOR, in each case for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, if upon the occurrence and during the continuance of any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that
(i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Base Rate or the BA Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, Adjusted LIBO Rate, Adjusted BA Rate or Adjusted EURIBOR shall be determined by the First Lien Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14    Alternate Rate of Interest.

~~(a)    If~~(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if at least two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)    the First Lien Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Adjusted BA Rate or Adjusted EURIBOR, as applicable, for such Interest Period; or

(ii)    the First Lien Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the Adjusted BA Rate or Adjusted EURIBOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”);

then the First Lien Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the First Lien Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) in the event any Loans denominated in Dollars or Canadian Dollars are so affected, (x) any Interest Election Request that requests the conversion of any Borrowing in Dollars or Canadian Dollars to, or continuation of any Borrowing in Dollars or Canadian Dollars as, a Eurodollar Borrowing in Dollars or Canadian Dollars shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing in Dollars or Canadian Dollars, then such Borrowing shall be made as an ABR Borrowing, and (ii) in the event any Loans denominated in an Alternative Currency (other than Canadian Dollars) are so affected, the relevant interest rate shall be determined in accordance with clause (ii) of the definition of “LIBO Rate” or “EURIBOR”, as applicable; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

~~(b)    twithstanding the foregoing, if (i) the First Lien Administrative Agent has made such~~ determination described in clause (a)(i) of this Section 2.14 or is advised by the Required Lenders of their determination described in clause (a)(ii) of this Section 2.14, and in each case such circumstances are unlikely to be ~~temporary, (ii) a public statement or publication of information has been made by or on behalf of the administrator of the applicable LIBO Rate announcing that such administrator has ceased or will cease to provide such LIBO Rate~~, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor ~~administrator that will continue to provide such LIBO Rate, (iii) a public statement or publication of information has~~ been made by the regulatory supervisor for the administrator of the applicable LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the applicable LIBO Rate, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for the applicable LIBO Rate, which states that the administrator of such LIBO Rate has ceased or will cease to provide such LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such LIBO Rate or (iv) the supervisor for the administrator of the applicable LIBO Rate or a Governmental Authority having jurisdiction over the First Lien Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate shall no longer be used for determining interest rates for loans, then in each case the First Lien Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14; provided, further, that, in the case of Term Loans, such alternate rate of interest to the LIBO Rate ~~shall have a floor of zero. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement, unless and solely to the extent~~ that there shall not exist a broadly accepted comparable successor benchmark rate on the date of such proposed ~~amendment (as reasonably determined by the First Lien Administrative Agent and the Borrower), in which case such~~ amendment shall become effective with respect to each Class without any further action or consent of any other party ~~to this Agreement so long as the First Lien Administrative Agent shall not have received, within five Business Days~~ of the date notice of amendment is provided to the Lenders, a written notice from the Required Lenders of such ~~Class stating that such Required Lenders object to such amendment.~~

(b)    Notwithstanding anything to the contrary herein or in any other First Lien Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document so long as the First Lien Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Notwithstanding anything to the contrary herein or in any other First Lien Loan Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Loan, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any First Lien Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document; provided that, this clause (c) shall not be effective unless the First Lien Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the First Lien Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)    In connection with the implementation of a Benchmark Replacement, the First Lien Administrative Agent will have the r ight to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other First Lien Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other First Lien Loan Document.

(e)    The First Lien Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the First Lien Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f)    Notwithstanding anything to the contrary herein or in any other First Lien Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the First Lien Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the First Lien Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer , subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the First Lien Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor .
(g)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Eurodollar Borrowing denominated in Dollars or Canadian Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Eurodollar Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurodollar Loan in Dollars or any Alternative Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurodollar Loan, then (i) if such Eurodollar Loan is denominated in Dollars or Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the First Lien Administrative Agent to, and shall constitute, an ABR Loan denominated in

Dollars or Canadian Dollars, as the case may be, on such day or (ii) if such Eurodollar Loan is denominated in any Agreed Currency (other than Dollars or Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the First Lien Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, local time, the First Lien Administrative Agent is authorized to effect such conversion of such Eurodollar Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Agreed Currency pursuant to this Section 2.14, such ABR Loan denominated in Dollars shall then be converted by the First Lien Administrative Agent to, and shall constitute, a Eurodollar Loan denominated in such original currency (in an amount equal to the Alternative Currency Equivalent of such Agreed Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Agreed Currency.

SECTION 2.15    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate, the Adjusted BA Rate or Adjusted EURIBOR, as applicable); or

(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.

(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the First Lien Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the First Lien Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20    Incremental Credit Extensions.

(a)    The Borrower may at any time or from time to time on one or more occasions after the Effective Date, by written notice delivered to the First Lien Administrative Agent, request (i) one or more additional Classes of term loans (each a “First Lien Incremental Term Facility”), (ii) one or more additional term loans of the same Class of any existing Class of term loans (each an “First Lien Incremental Term Increase”), (iii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) and/or (iv) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with any First Lien Incremental Term Facility, First Lien Incremental Term Increase and the Incremental Revolving Commitment Increases, the “First Lien Incremental Facilities” and any Loans thereunder, the “Incremental Loans”); provided that, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such First Lien Incremental Facility is made or effected, (i) no Event of Default (except, in the case of the incurrence or provision of any First Lien Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, no Specified Event of Default) shall have occurred and be continuing and (ii) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant for the Test Period then last ended (regardless of whether such Financial Performance Covenant is applicable at such time and without deducting in calculating the numerator of such Senior Secured First Lien Net Leverage Ratio any cash proceeds thereof). Notwithstanding anything to the contrary herein, the aggregate principal amount of the First Lien Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each First Lien Incremental Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof if such Incremental Facilities are denominated in Dollars (unless the Borrower and the First Lien Administrative Agent otherwise agree); provided that such amount may be less than $5,000,000 and to the extent such amount represents all the remaining availability under the aggregate principal amount of First Lien Incremental Facilities set forth above.

(b)    ~~(i)~~ (i) The First Lien Incremental Term Facilities (a) shall (i) rank equal or junior in right of payment with the Term Loans, (ii) if secured, shall be secured only by the Collateral securing the Secured Obligations and (iii) only be guaranteed by the Loan Parties, (b) shall not mature earlier than the Term Maturity Date, (c) shall not have a shorter Weighted Average Life to Maturity than the remaining ~~Initial~~ Term Loans, (d) shall have a maturity date (subject to clause (b)), an amortization schedule (subject to clause (c)), interest rates (including through fixed interest rates), “most favored nation” provisions (if any), interest margins, rate floors, upfront fees, funding discounts, original issue discounts, financial covenants (if any), prepayment terms and premiums and other terms and conditions as determined by the Borrower and the Additional Term Lenders thereunder; provided that, for any First Lien Incremental Term Facility incurred that (x) ranks equal in right of payment with the ~~Initial~~Refinancing Amendment No. 1 Term Loans and is secured by the Collateral on a pari passu basis with the Secured Obligations and (y) is denominated in U.S. Dollars, in the event that the Effective Yield for any such First Lien Incremental Term Facility is greater than the Effective Yield for the ~~Initial~~Refinancing Amendment No. 1 Term Loans by more than 0.50% per annum, then the Effective Yield for the ~~Initial~~Refinancing Amendment No. 1 Term Loans shall be increased to the extent necessary so that the Effective Yield for the ~~Initial~~Refinancing Amendment No. 1 Term Loans is equal to the Effective Yield for such First Lien Incremental Term Facility minus 0.50% per annum (provided that the “LIBOR floor” applicable to the outstanding ~~Initial~~Refinancing Amendment

No. 1 Term Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such First Lien Incremental Term Facility prior to any increase in the Applicable Rate applicable to such ~~Initial~~Refinancing Amendment No. 1 Term Loans then outstanding); and (e) may otherwise have terms and conditions different from those of the Term Loans (including currency denomination); provided that (x) to the extent the terms and documentation with respect to such First Lien Incremental Term Loans are not consistent with the existing Term Loans (except with respect to matters contemplated by clauses (b), (c) and (d) above), the covenants, events of default and guarantees of any such First Lien Incremental Term Loans shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the ~~Initial~~ Term Loans unless (1) Lenders under the ~~Initial~~ Term Loans also receive the benefit of such more restrictive terms (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any Incremental Term Facility, no consent shall be required from the First Lien Administrative Agent or any of the Term Lenders to the extent that such covenant, event of default or guarantee is also added or modified for the benefit of the existing Term Loans),
(2)    any such provisions apply after the Term Maturity Date or (3) such terms are reasonably satisfactory to the First Lien Administrative Agent and the Borrower and (y) in no event shall it be a condition to the effectiveness of, or borrowing under, any such First Lien Incremental Term Loans that any representation or warranty of any Loan Party set forth herein be true and correct, except and solely to the extent required by the Additional Term Lenders providing such First Lien Incremental Term Loans. Any First Lien Incremental Term Increase shall be on the same terms and pursuant to the same documentation applicable to the Term Loans (except with respect to matters contemplated by clauses (b), (c) and (d) above). Any Incremental Term Facility shall be on terms and pursuant to documentation as determined by the Borrower and the Additional Term Lenders providing such Incremental Term Facility, subject to the restrictions and exceptions set forth above.

~~(i)~~    (ii) The First Lien Incremental Term Increases shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), and shall be considered to be part of the Class of Term Loans being increased ~~and applicable to the Initial Term Loans~~ (excluding upfront fees and customary arranger fees); provided that (i) the pricing, interest rate margins, “most favored nation” (if any) provisions and rate floors on the Class of Term Loans being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the First Lien Incremental Term Increase (without any requirement to pay such fees to any existing Term Lenders) and (ii) such First Lien Incremental Term Increase shall be subject to the “most favored nation” pricing adjustment (if applicable) set forth in the proviso to Section 2.20(b)(i) as if such First Lien Incremental Term Increase was a First Lien Incremental Term Facility incurred hereunder.
~~(ii)~~(iii)    The Incremental Revolving Commitment Increases shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Revolving Loans being increased and shall be on the same terms applicable to the Revolving Loans (excluding upfront fees and customary arranger fees); provided that if the pricing, interest rate margins, “most favored nation” (if any) provisions, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).
~~(iii)~~(iv) The Additional/Replacement Revolving Commitments (a) shall (i) rank equal or junior in right of payment with the Revolving Loans, (ii) if secured, be secured only by the Collateral securing the Secured Obligations and (iii) only be guaranteed by the Loan Parties, (b) shall not mature earlier than the Revolving Maturity Date and shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Maturity Date, (c) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums, financial covenants (if any) commitment reduction and termination terms and other terms and conditions as determined by the Borrower and the lenders of such commitments, (d) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrower and the lenders of such commitments, (e) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving

(iii)    Guarantees by the Borrower and any of the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing or the Second Lien Facilities shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the First Lien Loan Document Obligations pursuant to the First Lien Guarantee Agreement, and
(C) if the Indebtedness being Guaranteed is subordinated to the First Lien Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the First Lien Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(iv)    Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the First Lien Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is thirty (30) days after the Effective Date or such later date as the First Lien Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit F or (ii) otherwise reasonably satisfactory to the First Lien Administrative Agent;
(v)    (A) Indebtedness (including Capital Lease Obligations and purchase money Indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of (A) $80,000,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;
(vi)    Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;
(vii)    (A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Effective Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that, with respect to clause (a) above, (i) to the extent such obligor or any guarantor is a Loan Party, such Indebtedness is secured by the Collateral on a pari passu basis with the Secured Obligations, (ii) after giving effect to each such incurrence, issuance and/or assumption of such Indebtedness on a Pro Forma Basis, (I) the Senior Secured First Lien Net Leverage Ratio as of such time is less than or equal to, at the Borrower’s option, either (x) 5.50 to 1.00 for the most recently ended Test Period or (y) the Senior Secured First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (and related issuance and/or incurrence of Consolidated Senior Secured First Lien Net Indebtedness), (II) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant for the most recently ended Test Period (regardless of whether such Financial Performance Covenant is applicable at such time) and
(III) no Specified Event of Default shall exist or result therefrom (at the time of execution of a binding agreement in respect thereof), and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the ~~Initial~~remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness that does not have a shorter Weighted Average Life to Maturity than such remaining

Term Loans) and (3) the covenants, events of default and guarantees of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (1) Lenders under the existing Term Loans and Revolving Commitments, also receive the benefit of such more favorable terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required from the First Lien Administrative Agent or any Lender to the extent that such covenant, event of default or guarantee is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and (y) only applicable to, or for the benefit of, a revolving credit facility, also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)), (2) such provisions are applicable only to periods after the Latest Maturity Date at such time, or (3) such terms are otherwise reasonably satisfactory to the First Lien Administrative Agent and the Borrower); provided that a certificate of a Responsible Officer of Holdings delivered to the First Lien Administrative Agent promptly after the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within five (5) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (vii)(A)(a) or (vii)(B) (solely with respect to any Permitted Refinancing of any Indebtedness incurred pursuant to clause (vii)(A)(a)) (together with the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on Sections 6.01(a)(viii) and 6.01(a)(ix)) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $80,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;
(viii)    (A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Effective Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that, with respect to clause (a) above, (i) to the extent such obligor or any guarantor is a Loan Party, such Indebtedness is secured by the Collateral on a junior or subordinated basis to the Secured Obligations, (ii) after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis, the Senior Secured Net Leverage Ratio as of such time is less than or equal to, at the Borrower’s option, either (x) 7.50 to 1.00 for the most recently ended Test Period or (y) the Senior Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the ~~Initial~~remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness which does not have a shorter Weighted Average Life to Maturity than the ~~Initial~~remaining Term Loans), (3) the other terms and conditions of such Indebtedness shall be as determined by the Borrower and the lenders providing such Indebtedness (subject to the restrictions and exceptions set forth above) and (4) with respect to clause (b) above, such Indebtedness is and remains the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not

(g) All amounts due under this Section 9.03 shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, each Issuing Bank and the acknowledgement of the First Lien Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the First Lien Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    ~~(i)~~ (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors (as described in the definition of “Disqualified Lenders”) of the Borrower) not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (w) by any Joint Lead Arranger (or its Affiliate) to the extent that an assignment by such Joint Lead Arranger (or such Affiliate) is made in the primary syndication to Eligible Assignees to whom the Borrower has consented or to any other Joint Lead Arranger (or its Affiliate), (x) by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund, (y) if a Specified Event of Default has occurred and is continuing (other than with respect to any assignment to a Disqualified Lender) or (z) by a Revolving Lender to another Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; provided further that no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless the assignment to such assignee is made with the Borrower’s prior written consent; provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the First Lien Administrative Agent; provided that no consent of the First Lien Administrative Agent shall be required for an assignment of a Term Loan or assignments pursuant to the proviso in clause (z) of Section 9.04(b)(i)(A) to (x) a Revolving Lender, an Affiliate of a Lender or an Approved Fund or (y) subject to Section 9.04(f) and (g), an Affiliated Lender, Holdings, the Borrower or any of its Subsidiaries and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and the Swingline Lender (not to be unreasonably withheld or delayed); provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the First Lien Administrative Agent written notice of its objection to an assignment of Term Loans within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.
~~(a)~~(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the First Lien Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall, in the case of Revolving Loans, not be less than $2,500,000 ~~(and integral multiples thereof)~~ or, in the case of a Term Loan, $1,000,000 ~~(and integral multiples thereof)~~, unless the Borrower and the First Lien Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the First Lien Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the First Lien Administrative Agent or, if previously agreed with the First Lien Administrative Agent, manually execute and deliver to the First Lien Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500; provided that the First Lien Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further, that such processing and recordation fee shall not be payable in the case of assignments by any Agent or any Lender to any of its Affiliates; provided further that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender; provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the First Lien Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing.

~~(b)~~(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04.

~~(c)~~(iv) The First Lien Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding the foregoing, in no event shall the First Lien Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the First Lien Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Loans held by Affiliated Lenders. The entries in the Register shall be conclusive absent manifest error,

Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the First Lien Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the First Lien Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the First Lien Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the First Lien Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the First Lien Administrative Agent in such currency, the First Lien Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Requirements of Law).
SECTION 9.18    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial

Institutions.

Notwithstanding anything to the contrary in any First Lien Loan Document or in any other agreement, arrangement or understanding among any parties to any First Lien Loan Document, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any First Lien Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution;

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other First Lien Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.19    Intercreditor Agreement.

(a)    Each Secured Party hereby agrees that the First Lien Administrative Agent and/or First Lien Collateral Agent may enter into any intercreditor agreement and/or subordination agreement or amendment thereof pursuant to, or contemplated by, the terms of this Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01, any applicable Liens on Collateral permitted pursuant to Section 6.02 and, in each case, together with the defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of Jefferies (or its affiliated designee, representative, agent or successor) on its behalf as collateral agent, respectively, thereunder.

(b)    Notwithstanding anything to the contrary in this Agreement or in any other First Lien Loan Document: (a) the Liens granted to the First Lien Collateral Agent in favor of the Secured Parties pursuant to the First Lien Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Customary Intercreditor Agreements then in effect, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other First Lien Loan Document, on the one hand, and of any Customary Intercreditor Agreements then in effect, on the other hand, the terms and provisions of the relevant